UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 13, 2012

Commission file number 0-7843
4Kids Entertainment, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	13-2691380 (IRS Employer Identification No.)
53 West 23rd Street New York, New York 10010 (Address of principal executive offices, including zip code)
(212) 758-7666
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                 Costs Associated with Exit or Disposal Activities.

Discontinued Operation

In connection with its on-going evaluation of each of its business units, the management of 4Kids Entertainment, Inc. (the “Company”) recommended to the Board of Directors of the Company that, based upon the substantial operational losses and declining revenues being incurred by the Company’s international operations, such operations should be discontinued. Accordingly, on August 16, 2012, the Board of Directors determined to discontinue the operations of its UK Subsidiary, 4Kids Entertainment International Ltd, effective September 30, 2012.

In the Company’s financial statements for the quarter ending September 30, 2012, the Company will present the operations of 4Kids Entertainment International, Ltd. as a discontinued operation.  In connection with the discontinued operations, the Company will record charges for severance and termination benefits as well as other exit costs in its results of operations for the nine months ending September 30, 2012.  The charges will be attributable to certain exit costs that will be incurred during the period, including the elimination of sales and related support positions as well as certain other management positions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4KIDS ENTERTAINMENT, INC.

Date: September 13, 2012	By:	/s/ Bruce R. Foster
                                    Bruce R. Foster
                                                                                                                    Executive Vice President and
                                                                                                                    Chief Financial Officer